UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 7, 2014

Financial Institutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-26481	16-0816610
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 Liberty Street, Warsaw, New York		14569
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-786-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.07 Submission of Matters to a Vote of Security Holders.

Financial Institutions, Inc. (the "Company") held its Annual Meeting of Shareholders (the "Annual Meeting") on May 7, 2014. At the Annual Meeting, the holders of the Company’s common stock entitled to vote at the meeting (1) elected John E. Benjamin, Andrew W. Dorn, Jr., Robert M. Glaser and Susan R. Holliday to serve as directors for a term of three years, and elected Martin K. Birmingham to serve as a director for a term of two years; (2) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, and (3) approved the advisory vote on named executive officer compensation.

The voting results were as follows:

Proposal 1 – Election of Directors

John E. Benjamin
FOR: 9,408,522
WITHHELD: 1,491,201
BROKER NON-VOTES: 1,411,990

Martin K. Birmingham
FOR: 9,463,650
WITHHELD: 1,436,073
BROKER NON-VOTES: 1,411,990

Andrew W. Dorn, Jr.
FOR: 9,473,840
WITHHELD: 1,425,883
BROKER NON-VOTES: 1,411,990

Susan R. Holliday
FOR: 9,360,604
WITHHELD: 1,539,119
BROKER NON-VOTES: 1,411,990

Robert M. Glaser
FOR: 9,474,040
WITHHELD: 1,425,683
BROKER NON-VOTES: 1,411,990

Proposal 2 – Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014

FOR: 11,392,231
AGAINST: 916,460
ABSTAIN: 3,022

Proposal 3 – Advisory vote to approve the compensation of the Company’s named executive officers

FOR: 9,449,464
AGAINST: 1,382,111
ABSTAIN: 68,148
BROKER NON-VOTES: 1,411,990

Item 8.01 Other Events.

On May 7, 2014, the Company issued a press release announcing the election of Robert N. Latella as chairman and Andrew W. Dorn, Jr. and Robert M. Glaser as new members to its board of directors at its Annual Meeting. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Press Release issued May 7, 2014

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Institutions, Inc.

May 9, 2014	By:	/s/ Kevin B. Klotzbach

Name: Kevin B. Klotzbach
Title: Executive Vice President, Chief Financial Officer and Treasurer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Exhibit 99.1 Press Release issued May 7, 2014